                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]


                                                                     EXHIBIT 8.1


                                January 24, 2001


Radian Group Inc.
1601 Market Street
Philadelphia, PA 19103

Ladies and Gentlemen:

     We have acted as special counsel to Radian Group Inc., a Delaware corporation ("Radian"), in connection with the proposed merger (the "Merger") of GOLD Acquisition Corporation, a New York corporation and a wholly-owned subsidiary of Radian ("Merger Sub"), with and into Enhance Financial Services Group Inc., a New York corporation ("Enhance"), pursuant to the Agreement and Plan of Merger, dated November 13, 2000, among Enhance, Radian and Merger Sub (the "Agreement"). At your request, and in connection with the filing of the registration statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger.

     For purposes of the opinion set forth below, we have relied, with the consent of Radian and the consent of Enhance, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Radian and Enhance dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the Effective Time and that all such statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") contained therein, each as amended or supplemented through the date hereof. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.

     We have also assumed that: (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Joint Proxy Statement/Prospectus (and no transaction or condition described therein and affecting this opinion will be waived by any party); (ii) the Merger will qualify as a statutory merger under the applicable laws of the State of New York; and (iii) the Merger will be reported by Radian, Merger Sub and Enhance on their respective federal income tax returns in a manner consistent with the opinion set forth below.

     Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Radian Group Inc.

January 24, 2001

Page  2

     This opinion relates solely to certain United States federal income tax consequences of the Merger and no opinion is expressed as to the tax consequences under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax. Further, no opinion is expressed with respect to the United States federal income tax consequences to Enhance stockholders subject to special rules under United States federal income tax law (such as financial institutions, mutual funds, tax-exempt organizations, dealers in securities or foreign currencies, traders in securities who elect to apply a mark-to-market method of accounting, foreign holders, holders who acquired their Enhance common shares upon the exercise of employee stock options or otherwise as compensation, and holders who hold Enhance common shares as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction).

     We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.

                                          Very truly yours,


                                          /s/ Wachtell, Lipton, Rosen & Katz